Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 27, 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath



- **Equities**
  - ETN+ S&P VEQTOR
- **Leveraged**
  - ETN+ Long B S&P 500
  - ETN+ Long C S&P 500
  - ETN+ Short B S&P 500
  - ETN+ Short C S&P 500
- **Educational**
  - Product Primers
  - Lastest News




ETN+ Exchange Traded Notes


Barclays ETN+ S&P VEQTOR TM ETN

Latest News



Barclays launches ETN linked to S&P500® Dynamic VEQTOR™ Total Return Index

The VEQTOR ETN provides investors with an exchange-traded way to access US Equity returns with a long volatility overly designed by Standard & Poor's to provide an alternative to the S&P 500.

> Read More

Popular Resources

- ETN+ S&P VEQTOR ETN Overview
- ETN+ S&P VEQTOR ETN Factsheet
- ETN+ Long Notes Brochure
- ETN+ FAQ

Market Data

ETN+ S&P VEQTOR ETN

1Y | 6M | 1M | 1D


140
134
128
122
116
110
09/11
03/12
09/12

ETNs

Item	Price	Change
ETN+ S&P VEQTOR ETN	130.28	0.00%
ETN+ Long B linked to the S&P 500 Total Return Index	104.24	0.00%
ETN+ Long C linked to the S&P 500 Total Return Index	173.13	0.00%
ETN+ Short B linked to the S&P 500 Total Return Index	60.47	0.00%
ETN+ Short C linked to the S&P 500 Total Return Index	14.54	0.00%

Indices

Underlying	Price	Change
S&P 500	1,441.59	0.00%
S&P 500 VEQTOR	246,920.41	0.00%

ETN+ Contacts

Email etndesk@barclays.com

Hotline +1 212 528 7990

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment. Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.etnplus.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.

The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs.

"Standard & Poor's®", "S&P®", "S&P 500®" and "500" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs.
"Standard & Poor's®", "S&P®", "S&P 500®", "500", "S&P 500 VIX Short-Term FuturesTM", "S&P 500® Total Return Index™", "S&P 500® Excess Return IndexTM" and "S&P 500® Dynamic VEQTORTM" are trademarks of Standard & Poor's Financial Services LLC . "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor.

© 2012 Barclays Bank PLC. All rights reserved. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE

© Barclays Bank PLC 2012

ETN+ Summary picture:


BARCLAYS
BARX INVESTOR SOLUTIONS
iPath
USA
Equities
ETN+ S&P VEQTOR
Leveraged
ETN+ Long B S&P 500
ETN+ Long C S&P 500
ETN+ Short B S&P 500
ETN+ Short C S&P 500
Educational
Product Primers
Lastest News
ETN+ Exchange Traded Notes
Transparent and efficient products for investors seeking low-cost and liquid access to hard to reach markets
Latest News
Barclays launches ETN linked to S&P500 Dynamic VEQTOR™ Total Return Index
Market Data
ETN+ S&P VEQTOR ETN
ETNs

VQT picture:


BARCLAYS
BARX INVESTOR SOLUTIONS
iPath
USA
Equities
ETN+ S&P VEQTOR
Leveraged
ETN+ Long B S&P 500
ETN+ Long C S&P 500
ETN+ Short B S&P 500
ETN+ Short C S&P 500
Educational
Product Primers
Lastest News
Barclays ETN+ S&P VEQTOR TM ETN
VQT : Seeks to provide broad US equity exposure with an implied dynamic volatility hedge
Rebalancing within the index
Latest News
Barclays launches ETN linked to S&P500 Dynamic VEQTOR™ Total Return Index
Read More
Market Data
ETN+ S&P VEQTOR ETN
ETNs
Indices

BARClAYS BA RX INVESTOR SOIUTIONS FJ en) iPath Eqtilies vJ Efl4+S&PVEQTOR E17t+ Long B S&P 500 ETN+LongCS&P500 ETh÷ShortBS&P 500 j ETN÷ ShortCS&P 500 Product Primers L Lastest News S Latest News Barclays Launches Exchange Traded Note Linked to S&P 5OO’ Dynamic VEQTOR TR Index Barclays Capital today announced the hsting of the B arelays ETN+ VEQTOR Exchange Traded Note (ETN) on the NYSE Arcs stock exchange under the ticker symbol VaT. The ETh is designed to provide investors with broad equity market exposure. I SEPT 2010 VIEW PRESS RELEASE Barclays Capital Launches Leveraged Exchange Traded Notes Barclays Capital, the investment banking division of Barclays Bank PLC, announced today the launch of Barclays ETN+ Notes on the NYSE Arca stock exchange. These are the first exchange traded notes (ETNs) to offer exposure to leveraged returns hnked to the performance or inverse performance of the S&P S00’ Total Return lndexS. 18 NOV 2009 I VIEW PRESS RELEASE Barclays Bank PLC 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath

Equities

- ETN+ S&P VEQTOR

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational

- Product Primers
- Lastest News

ETN+ Long B linked to the S&P 500 Total Return Index

Delete from My Portfolio

Overview | Chart

Description:

Financing Rate: T-bills + 0.75% p.a.*

*The financing rate will equal the sum of (a) 0.75% plus (b) the yield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills effective on the preceding business day in New York City.

Profile

Asset Class	Equities
Index	S&P 500 Total Return Index
Denomination	$50.00
Ticker	BXUB
Financing Level	$102.44
Index Exposure	$206.68
Participation	1.98

Product Data as of 25 Sep 2012

Closing Indicative Note Value[1]	104.24
Shares Outstanding[2]	23,667
Market Capitalization	USD2,467,048

Market Data

Daily High	Yearly High	All Time High
104.24	107.66	107.66
Daily Low	**Yearly Low**	**All Time Low**
104.24	52.55	39.33

Documentation

- Prospectus
- Fact Sheet
- Frequently Asked Questions
- ETN+ Long Notes Brochure

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases uuhere an investment in the ETNs is leveraged, changes in the level ut the uuueitn’IId’i’ des wi” have a dinalni ahIeau on the payout on the ETNs than on a payout an necunties that are not sa leveraged In particular, any decrease ar increase, as the case may be in the level nt the underlying index will result in a signihcantly treater decrease in the payment at matenti! ar ayes redemptian. and an investorwill suffer losses on an investment in the ETNs sebstanhally greater than an investnr wnuld d the ETNs did nnt contain a leverage companent. A Trading Marketferthe ETNs May Net Deeelep Although the ETNs are listed on NYSE Arca, a trading marhet forthe ETNs may not develop and the liquidity of the ETNs maybe limded, as we ure nat required ta maintain any listing of the ETNs Na Interest Payments 1mm the ETNs You may not receve any interest payments on the ETNs Restrietiens en the Minimum Number ef ETNs and Date Rentriotiaen Far Redemptians Yea must redeem at least 25,UUU or g,ggg (depending on the series) ETNs of the same series at one time in nrder tn exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemphon date if we receive a notice of redemphon from yaa by certain dates and hmes as set forth in the pricing supplement. Uncertain Tan Treatment Signihcant aspects of the tax treatment of the ETNs are uncertain Yes shoald consult your owe tax advisor abeat your own tax sduahon. “Standard & Poor’dht”, “S&Pth”, “S&P SStlPl”, btt”, “S&P 500 VIX Short-Term FuturesTM “, “S&P 550th Total Retarn IndexTM”, “S&P 500th Excess Return lndexTM” and “S&P bStlPt Dynamic VEDTDRTM” are trademarhs of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Earclays Eanh PLC The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representahon regarding the adeisabildy of investing in the ETNs “VIX” is a registered trademark of the Chicago Eoard Ophons Euchange, Incorporated and has been licensed for use by the index sponsor. Barclays Bank PLC 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath

Equities

- ETN+ S&P VEQTOR

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational

- Product Primers
- Lastest News

ETN+ Long C linked to the S&P 500 Total Return Index

Delete from My Portfolio

Overview | Chart

Description:

Financing Rate: T-bills + 0.75% p.a.*

*The financing rate will equal the sum of (a) 0.75% plus (b) the yield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills effective on the preceding business day in New York City.

Profile

Asset Class	Equities
Index	S&P 500 Total Return Index
Denomination	$100.00
Ticker	BXUC
Financing Level	$102.44
Index Exposure	$275.57
Participation	1.59

Product Data as of 25 Sep 2012

Closing Indicative Note Value[1]	173.13
Shares Outstanding[2]	109,000
Market Capitalization	USD18,871,170

Market Data

Daily High	Yearly High	All Time High
173.13	177.69	177.69
Daily Low	**Yearly Low**	**All Time Low**
173.13	103.94	85.95

Documentation

- Prospectus
- Fact Sheet
- Frequently Asked Questions
- ETN+ Long Notes Brochure

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases uuhere an investment in the ETNs is leveraged, changes in the level ut the uuueitn’IId’i’ des wi” have a dinalni ahIeau on the payout on the ETNs than on a payout an necunties that are not sa leveraged In particular, any decrease ar increase, as the case may be in the level nt the underlying index will result in a signihcantly treater decrease in the payment at matenti! ar ayes redemptian. and an investorwill suffer losses on an investment in the ETNs sebstanhally greater than an investnr wnuld d the ETNs did nnt contain a leverage companent. A Trading Marketferthe ETNs May Net Deeelep Although the ETNs are listed on NYSE Arca, a trading marhet forthe ETNs may not develop and the liquidity of the ETNs maybe limded, as we ure nat required ta maintain any listing of the ETNs Na Interest Payments 1mm the ETNs You may not receve any interest payments on the ETNs Restrietiens en the Minimum Number ef ETNs and Date Rentriotiaen Far Redemptians Yea must redeem at least 25,UUU or g,ggg (depending on the series) ETNs of the same series at one time in nrder tn exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemphon date if we receive a notice of redemphon from yaa by certain dates and hmes as set forth in the pricing supplement. Uncertain Tan Treatment Signihcant aspects of the tax treatment of the ETNs are uncertain Yes shoald consult your owe tax advisor abeat your own tax sduahon. “Standard & Poor’dht”, “S&Pth”, “S&P SStlPl”, btt”, “S&P 500 VIX Short-Term FuturesTM “, “S&P 550th Total Retarn IndexTM”, “S&P 500th Excess Return lndexTM” and “S&P bStlPt Dynamic VEDTDRTM” are trademarhs of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Earclays Eanh PLC The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representahon regarding the adeisabildy of investing in the ETNs “VIX” is a registered trademark of the Chicago Eoard Ophons Euchange, Incorporated and has been licensed for use by the index sponsor. Barclays Bank PLC 2012

BARX Investor Solutions Product Details Page 1 of 2

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath

Equities

- ETN+ S&P VEQTOR

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational

- Product Primers
- Lastest News

ETN+ Short B linked to the S&P 500 Total Return Index

Delete from My Portfolio

Overview | Chart

Description:

Interest Rate: T-bills - 0.40% p.a.*

* The T-Bill rate will equal the yield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills effective on the preceding business day in New York City.

Profile

Asset Class	Equities
Index	S&P 500 Total Return Index
Denomination	$100.00
Ticker	BXDB
T-Bills amount	$198.25
Index Exposure	$137.79
Participation	2.28

Product Data as of 25 Sep 2012

Closing Indicative Note Value[1]	60.47
Shares Outstanding[2]	70,000
Market Capitalization	USD4,232,900

Market Data

Daily High	Yearly High	All Time High
60.47	96.12	106.40

Daily Low	Yearly Low	All Time Low
60.47	58.22	58.22

Documentation

- Prospectus
- Frequently Asked Questions
- ETN+ Short Notes Brochure
- Fact Sheet

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases uuhere an investment in the ETNs is leveraged, changes in the level ut the uuueitn’IId’i’ des wi” have a dinalni ahIeau on the payout on the ETNs than on a payout an necunties that are not sa leveraged In particular, any decrease ar increase, as the case may be in the level nt the underlying index will result in a signihcantly treater decrease in the payment at matenti! ar ayes redemptian. and an investorwill suffer losses on an investment in the ETNs sebstanhally greater than an investnr wnuld d the ETNs did nnt contain a leverage companent. A Trading Marketferthe ETNs May Net Deeelep Although the ETNs are listed on NYSE Arca, a trading marhet forthe ETNs may not develop and the liquidity of the ETNs maybe limded, as we ure nat required ta maintain any listing of the ETNs Na Interest Payments 1mm the ETNs You may not receve any interest payments on the ETNs Restrietiens en the Minimum Number ef ETNs and Date Rentriotiaen Far Redemptians Yea must redeem at least 25,UUU or g,ggg (depending on the series) ETNs of the same series at one time in nrder tn exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemphon date if we receive a notice of redemphon from yaa by certain dates and hmes as set forth in the pricing supplement. Uncertain Tan Treatment Signihcant aspects of the tax treatment of the ETNs are uncertain Yes shoald consult your owe tax advisor abeat your own tax sduahon. “Standard & Poor’dht”, “S&Pth”, “S&P SStlPl”, btt”, “S&P 500 VIX Short-Term FuturesTM “, “S&P 550th Total Retarn IndexTM”, “S&P 500th Excess Return lndexTM” and “S&P bStlPt Dynamic VEDTDRTM” are trademarhs of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Earclays Eanh PLC The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representahon regarding the adeisabildy of investing in the ETNs “VIX” is a registered trademark of the Chicago Eoard Ophons Euchange, Incorporated and has been licensed for use by the index sponsor. Barclays Bank PLC 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath

Equities
- ETN+ S&P VEQTOR

Leveraged
- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational
- Product Primers
- Lastest News

ETN+ Short C linked to the S&P 500 Total Return Index

Delete from My Portfolio

Overview | Chart

Description:

Interest Rate: T-bills - 0.40% p.a.*

* The T-Bill rate will equal the yield to maturity of the most recent weekly auctioned 91-day U.S. Treasury Bills effective on the preceding business day in New York City.

Profile

Asset Class	Equities
Index	S&P 500 Total Return Index
Denomination	66.67
Ticker	BXDC
T-Bills amount	$198.26
Index Exposure	$183.72
Participation	12.64

Product Data as of 25 Sep 2012

Closing Indicative Note Value[1]	14.54
Shares Outstanding[2]	351,387
Market Capitalization	USD5,109,167

Market Data

Daily High	Yearly High	All Time High
14.54	61.86	75.32

Daily Low	Yearly Low	All Time Low
14.54	11.54	11.54

Documentation

- Prospectus
- Fact Sheet
- Frequently Asked Questions
- ETN+ Short Notes Brochure

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases uuhere an investment in the ETNs is leveraged, changes in the level ut the uuueitn’IId’i’ des wi” have a dinalni ahIeau on the payout on the ETNs than on a payout an necunties that are not sa leveraged In particular, any decrease ar increase, as the case may be in the level nt the underlying index will result in a signihcantly treater decrease in the payment at matenti! ar ayes redemptian. and an investorwill suffer losses on an investment in the ETNs sebstanhally greater than an investnr wnuld d the ETNs did nnt contain a leverage companent. A Trading Marketferthe ETNs May Net Deeelep Although the ETNs are listed on NYSE Arca, a trading marhet forthe ETNs may not develop and the liquidity of the ETNs maybe limded, as we ure nat required ta maintain any listing of the ETNs Na Interest Payments 1mm the ETNs You may not receve any interest payments on the ETNs Restrietiens en the Minimum Number ef ETNs and Date Rentriotiaen Far Redemptians Yea must redeem at least 25,UUU or g,ggg (depending on the series) ETNs of the same series at one time in nrder tn exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemphon date if we receive a notice of redemphon from yaa by certain dates and hmes as set forth in the pricing supplement. Uncertain Tan Treatment Signihcant aspects of the tax treatment of the ETNs are uncertain Yes shoald consult your owe tax advisor abeat your own tax sduahon. “Standard & Poor’dht”, “S&Pth”, “S&P SStlPl”, btt”, “S&P 500 VIX Short-Term FuturesTM “, “S&P 550th Total Retarn IndexTM”, “S&P 500th Excess Return lndexTM” and “S&P bStlPt Dynamic VEDTDRTM” are trademarhs of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Earclays Eanh PLC The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representahon regarding the adeisabildy of investing in the ETNs “VIX” is a registered trademark of the Chicago Eoard Ophons Euchange, Incorporated and has been licensed for use by the index sponsor. Barclays Bank PLC 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

USA (en)

iPath

Equities

- ETN+ S&P VEQTOR

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational

- Product Primers
- Lastest News

ETN+ S&P VEQTOR ETN Delete from My Portfolio

Overview | Chart

Description:

Fee Rate: 0.95% p.a.

Profile

Asset Class	Equities
Denomination	$100.00
Ticker	VQT
Participation	1.00
Equity Allocation	0.90
Vol Allocation	0.10

Documentation

- Prospectus
- Overview
- Factsheet

Product Data as of 25 Sep 2012

Closing Indicative Note Value[1]	130.28
Shares Outstanding[2]	2,790,114
Market Capitalization	USD363,496,052

Market Data

Daily High	Yearly High	All Time High
130.28	137.47	137.47
Daily Low	**Yearly Low**	**All Time Low**
130.28	122.19	100.00

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Papmentn from the ETNs You may nut receive any interest payments en the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions Yea must redeem at least 25,000 er 50,000 (depending on the series) ETNs of the same series at one time is order to exercise year right to redeem your ETNs on any redemphen date. Yea may only redeem your ETNs on a redemption date if we receive a notice of redemption trom you by certain datco aed hmes as set forth ie the pricing supplement. Uncertain Tue Treatment Significant aspects of the tax treatment of the ETNs are escertais Yes sheald consult your own tao adviser abeat your own tax sitoahon. “Standard & Poor’dFt”, “S&Plbt”, “S&P SOflPf’,bff”, “S&P 500 VIX Short-Term FutoresTM “, “S&P 550th Total Return lndeo1”‘, “S&P 5001ff Excess Return lndecTM” and “S&P 5051ff Dynamic VEDTDRTM” are trademarks ef Standard & Pours Financial Services LLC (“S&P”) and have bees licensed for use by Barclays Bank PLC The ETNo are net sponsored, endorsed, sold or promoted by S&P and S&P makes se representabos regarding the advisability of investing in the ETNs VIX is a registered trademark at the Chicago Board Ophens Exchange, Incorporated and has been licensed for use by the index sponsor. Derciaps Banh PLC 2012

BARCLAYS

BARX | INVESTOR SOLUTIONS

iPath

USA (en)

Equities

- ETN+ S&P VEQTOR

Leveraged

- ETN+ Long B S&P 500
- ETN+ Long C S&P 500
- ETN+ Short B S&P 500
- ETN+ Short C S&P 500

Educational

- Product Primers
- Lastest News

ETN+ S&P VEQTOR ETN Delete from My Portfolio

Overview | Chart



All
1Y
6M
3M
1M
1W
1D
31 Aug 2010
26 Sep 2012
Go
Nominal CHG (% CHG)c
31 Aug 2010 - 26 Sep 2012
Instrument
30.29 (30.29%)
S&P 500 VEQTOR
61,079.57 (32.87%)
39.50%
32%
24%
16%
8%
0%
0.00%
Outstanding Quantity - million
4.29
2.15
0.00
01-09-10
03-01-11
02-05-11
01-09-11
02-01-12
01-05-12
03-09-12

Indicative Value History

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

[1] The "Closing Indicative Note Value" is historical, does not guarantee future performance, and is shown for illustrative purposes only. The issuer or an affiliate will provide the official redemption value to the redeeming holder in advance of any redemption.

[2] Market Capitalization = Closing Indicative Note Value x Notes Outstanding

Selected Risk Considerations

An investment in the ETNs described herein (the "ETNs") involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in the applicable prospectus supplement and pricing supplement.

You May Lose Some or All of Your Principal: The ETNs are exposed to change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. **The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.**

Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs.

Automatic Redemption: If specified in the applicable prospectus, Barclays Bank PLC will automatically redeem a series of ETNs (in whole only, but not in part) at the specified automatic redemption value if, on any valuation date prior to or on the final valuation date, the intraday indicative note value of the ETNs becomes less than or equal to the applicable level specified in the prospectus.

Market and Volatility Risk: The market value of the ETNs may be influenced by many unpredictable factors and may fluctuate between the date you purchase them and the maturity date or redemption date. You may also sustain a significant loss if you sell your ETNs in the secondary market. Factors that may influence the market value of the ETNs include prevailing market prices of the U.S. stock markets, the index components included in the underlying index, and prevailing market prices of options on such index or any other financial instruments related to such index; and supply and demand for the ETNs, including economic, financial, political, regulatory, geographical or judicial events that affect the level of such index or other financial instruments related to such index.

Dynamic Allocation Risk: For ETNs linked to the S&P 500 Dynamic VEQTOR Index, the value of such index will depend upon the success of the Index in dynamically allocating between the equity and volatility components. The allocation of such index to the equity and volatility components is based on realized volatility and implied volatility measurements that may not effectively predict trends in future volatility, and is made in accordance with pre-defined weightings that may not be optimal.

Leverage Risk: In cases where an investment in the ETNs is leveraged, changes in the level of the underlying index will have a greater impact on the payout on the ETNs than on a payout on securities that are not so leveraged. In particular, any decrease or increase, as the case may be in the level of the underlying index will result in a significantly greater decrease in the payment at maturity or upon redemption, and an investor will suffer losses on an investment in the ETNs substantially greater than an investor would if the ETNs did not contain a leverage component.

A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs.

No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs.

Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement.

Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation.

"Standard & Poor's®", "S&P®", "S&P 500®", "500", "S&P 500 VIX Short-Term FuturesTM", "S&P 500® Total Return Index™", "S&P 500® Excess Return IndexTM" and "S&P 500® Dynamic VEQTORTM" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use by Barclays Bank PLC. The ETNs are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the ETNs. "VIX" is a registered trademark of the Chicago Board Options Exchange, Incorporated and has been licensed for use by the index sponsor.

© Barclays Bank PLC 2012

Barclaye BankPLC 2012 ETN Long Notes Read MoFe Oarclays ETN Long Notes enable investors to express a positive “bullish market view by geing long the underlying Index in a leveraged manner without having to put up the entire price of the underlying Index. [Tilt Long ilotes Brochure BARCLAYS Equities ETNtS&P VECTOR BAR.X INVESTOR SOLUTIONS USA &gt;iPath’ I Leverjed [ ETNtL0ngB5SP 500 [ ETNtLongCS&P 500 [ ETN+Shnrt5S&P 500 [ Educatlon V [ procites Primers [ I M2Afl CAPITAL Product Primers NEXT